UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capital Group Dividend Value ETF

(Exact name of registrant as specified in its charter)

State of Delaware (State or incorporation or organization)	See Below (I.R.S. Employer Identification No.)

6455 Irvine Center Drive

Irvine, California 92618-4518

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Shares of beneficial interest, no par value per share of: Capital Group Dividend Value ETF	Name of Exchange on which Each Class is to be Registered NYSE Arca, Inc.	I.R.S. Employer Identification Number 86-2195215

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement file number to which this form relates:

333-259023

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Capital Group Dividend Value ETF (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-259023; 811-23736) filed with the Securities and Exchange Commission via EDGAR on August 1, 2026 (Accession No. 0000051931-26-000735), which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a) of Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-259023; 811-23736) as filed with the Securities and Exchange Commission via EDGAR on December 17, 2021 (Accession No. 0000051931-21-001057).

2. The Trust’s Certificate of Amendment is incorporated herein by reference to Exhibit (a) of Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-259023; 811-23736) as filed with the Securities and Exchange Commission via EDGAR on December 17, 2021 (Accession No. 0000051931-21-001057).

3. The Trust’s Amended and Restated Declaration of Trust is incorporated herein by reference to Exhibit (a-2) of Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-259023; 811-23736) filed with the Securities and Exchange Commission via EDGAR on February 25, 2022 (Accession No. 0000823620-22-000040).

4. The Trust’s By-laws are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-259023; 811-23736) as filed with the Securities and Exchange Commission via EDGAR on December 17, 2021 (Accession No. 0000051931-21-001057).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 5th day of August 2026.

Capital Group Dividend Value ETF

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary